Exhibit 99.1

Flotek Industries 10603 W. Sam Houston Pkwy N., Suite 300 Houston, TX 77064 Ph: 713-849-9911 www.flotekind.com

FLOTEK INDUSTRIES, INC. ANNOUNCES AGREEMENT TO DIVEST DRILLING TECHNOLOGIES SEGMENT

HOUSTON, MAY 2, 2017 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) has entered into a definitive agreement to divest its Drilling Technologies segment to National Oilwell Varco, L.P. (“NOV”) for a total consideration of $17.0 million, subject to normal working capital adjustments. The transaction is expected to close by mid-May. In-line with the Company’s ongoing initiatives, proceeds will go towards reducing the outstanding debt on its balance sheet.

John Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “As we began our internal review of our business segments roughly a year ago, we have analyzed our current positioning, future opportunities, the broader energy market, and listened to our shareholders. This process has led us to arrive at this point which marks a transformation from a diversified oilfield service company into an asset-light, data and technology focused custom chemistry provider with an expanding set of global energy and industrial end markets. Our Drilling Technologies division has been a foundation of Flotek for well over a decade and its resiliency through the cycles has been a testament to the proprietary equipment and high impact employees. We look forward to provide our first quarter results and update our shareholders with ongoing initiatives over the coming days.”

Flotek is scheduled to release its first quarter earnings report Wednesday, May 3, after the market close and will host a conference call on Thursday, May 4, at 7:30 AM CDT (8:30 AM EDT).

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

IR Inquiries, contact:

Matt Marietta

Senior Vice President

Corporate Development, Investor Relations

Flotek Industries

E: MMarietta@flotekind.com

P: (713) 726-5348

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